Exhibit (e)

AMENDED AND RESTATED MASTER DISTRIBUTION AGREEMENT

Amended and Restated Master Distribution Agreement made as of the 20th day of April, 2009, by and between POWERSHARES EXCHANGE-TRADED FUND TRUST II, a Massachusetts business trust (the “Trust”), on behalf of each of its series of beneficial interest set forth on Schedule A to this Agreement (each individually referred to as “Fund”, or collectively as “Funds”) and INVESCO AIM DISTRIBUTORS, INC., a Delaware corporation (the “Distributor”).

WHEREAS, the Trust entered into a Master Distribution Agreement with the Distributor dated April 20, 2007, and subsequently amended thereto, to provide distribution services; and

WHEREAS, as of April 20, 2009, the Master Distribution Agreement was amended and restated (this “Agreement”) to make ministerial changes designed to facilitate the administration of this Agreement; and

WHEREAS, the Trust intends to create and redeem shares of beneficial interest, par value $.001 per share (“Share”), of each Fund on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the registration statement filed from time to time by the Trust with the Securities and Exchange Commission (the “Commission”) and effective under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Registration Statement”);

WHEREAS, each Fund invests primarily in securities comprising a particular market index and has filed with the Commission a Registration Statement on Form N-1A under the 1933 Act and the 1940 Act;

WHEREAS, the Shares of each Fund are or will be listed on the stock exchange set forth in Schedule A and traded under the symbols set forth in Schedule A, attached hereto and incorporated herein by reference;

WHEREAS, the Trust desires to retain Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of Shares of each Fund, to receive and process orders for such Creation Units in the manner set forth in the Trust’s Prospectus and/or Statement of Additional Information constituting parts of the Registration Statement, as amended and filed with the Commission (the “Prospectus”), and to enter into arrangements with broker-dealers who may solicit purchases of Shares and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support;

WHEREAS, Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”);

NOW THEREFORE:

W I T N E S S E T H:

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

FIRST: The Trust hereby appoints the Distributor as the exclusive distributor for Creation Unit aggregations of Shares of each Fund listed in Schedule A hereto, as may be amended by the parties from time to time, on the terms and for the period set forth in this Agreement and subject to the registration requirements of the 1933 Act and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder. The Funds hereby appoint the Distributor as their exclusive agent to receive all orders for purchases of Creation Units of each Fund from Participating Parties or DTC Participants which have entered into an agreement (a “Participant Agreement”) for book-entry of The Depository Trust Company and the NSCC as described in the Prospectus ( “Authorized Participant”) and to transmit such orders to the Trust in accordance with the Registration Statement and Prospectus; provided, however, that nothing herein shall affect or limit the right and ability of the Trust to accept Deposit Securities and related Cash Components, as defined in the Prospectus, all as provided in and in accordance with the Registration Statement and Prospectus. Each Participant Agreement shall provide that the Authorized Participant shall act as a principal, and not as an agent, of the Trust on behalf of the Funds.

SECOND: The Fund shall not issue or distribute Creation Units except through the Distributor and under the terms and conditions set forth in this Agreement; provided, however, that:

(A) the Fund may issue Shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company;

(B) the Fund shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares; and

(C) the Trust acknowledges that nothing herein shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

THIRD: The Distributor hereby accepts appointment as exclusive agent for the issuance and distribution of Creation Units and agrees that it will use its best efforts to sell such Creation Units; provided, however, that:

(A) the Distributor may, and when requested by the Fund shall, suspend its efforts to effectuate the issuance and distribution of Creation Units at any time when, in the opinion of the Distributor or of the Fund, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

(B) the Fund may withdraw the offering of the Shares (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

(C) the Distributor, as agent, does not undertake to issue or distribute any specific amount of Creation Units.

FOURTH: The Distributor shall act as agent of the Fund in connection with the issuance and distribution of Creation Units of each Fund through Authorized Participants. The Distributor shall, at its own expense, execute selected or soliciting dealer agreements (“Soliciting Dealer Agreements”) with registered broker-dealers and other eligible entities providing for the purchase of Creation Units of Shares of the Funds and related promotional activities, in the forms as approved by the Board of Trustees of the Trust. The Distributor may also enter into Soliciting Dealer Agreements with registered broker-dealers and other eligible entities who may solicit purchases of Creation Units and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support that shall not be inconsistent with the provisions of this Agreement.

FIFTH: The Funds shall bear:

(A) the expenses of qualification of Shares for sale in connection with such public offerings in such jurisdictions as may be applicable as selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Fund that it does not wish such qualification continued; and

(B) all legal expenses in connection with the foregoing.

SIXTH: The Distributor shall:

(A) Bear the expenses of (a) printing from the final proof and distributing the Prospectuses for the Shares (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those Prospectuses, and supplements thereto, to be distributed to shareholders of each Fund), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to investment dealers and financial institutions in connection with such public offerings, and expenses of advertising in connection with such public offerings; (b) costs of processing and maintaining records of Creation Units; (c) costs of maintaining the records required of a broker-dealer registered under the 1934 Act; (d) expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; and (e) all other expenses incurred in connection with the distribution services contemplated herein, except as provided in this Agreement.

(B) Instruct broker-dealers with whom it has Soliciting Dealer Agreement that a Prospectus or Product Description, as applicable, must be distributed in accordance with all rules and regulations made or adopted pursuant to the 1933 Act and the 1940 Act, including FINRA, the NYSE Arca, Inc., the New York Stock Exchange (“NYSE”), the NYSE Amex and any other national stock exchange on which the Shares may be listed. The Distributor shall not be liable for a broker-dealer’s failure to comply with these requirements. The Distributor shall use commercially reasonable efforts to fulfill all direct requests for Prospectuses, Statements of Additional of Information, Product Descriptions and periodic fund reports, as applicable. In addition, the Distributor will use commercially reasonable efforts to provide the NYSE Arca, Inc., the NYSE AMEX, the NYSE and any other national stock exchange on which the Shares may be listed with copies of Prospectuses to be provided to purchasers in the secondary market. The Distributor will use commercially reasonable efforts to make it known in the brokerage community that prospectuses and statements of additional information are available, including (i) advising the NYSE Arca, Inc., the NYSE, the NYSE Amex and any other national stock exchange on which the Shares may be listed on behalf of their member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with the FINRA, and (iii) as may otherwise be required by the Commission.

(C) Accept orders for the purchase of Creation Units only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. The Fund may reject purchase orders where, in the judgment of the Fund, such rejection is in the best interest of the Fund. The Distributor shall generate and transmit confirmations of Creation Unit purchase order acceptances to the purchaser. The Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

(D) Review all sales and marketing materials for compliance with applicable laws and conditions of any applicable exemptive order, and file such materials with FINRA when necessary or appropriate. All such sales and marketing materials must be approved, in writing, by the Distributor prior to use.

SEVENTH: The Funds and the Distributor shall each comply with all applicable provisions of the 1940 Act and the 1933 Act; all other federal and state laws, rules and regulations governing the issuance and sale of the Shares; the Registration Statements and Prospectuses of the Funds; and the instructions of the Board of Trustees of the Trust.

EIGHTH: The Trust:

(A) Agrees to issue Creation Unit aggregations of Shares of each Fund and to request The Depository Trust Company to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the Prospectus in such amounts as the Distributor has requested through the Transfer Agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite Deposit Securities and Cash Component (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement. The Trust may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Distributor, in accordance with the provisions of the Prospectus;

(B) Agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Trust will make available to the Distributor such number of copies of its then current effective Prospectus and/or Product Description as the Distributor may reasonably request. The Trust will furnish to the Distributor copies of all information, financial statements and other papers, which the Trust shall keep and shall keep the Distributor informed of the jurisdictions in which Shares of the Trust are authorized for sale and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales;

(C) Represents to the Distributor that the Registration Statement and Prospectus filed by the Trust with the Commission with respect to the Trust have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the Commission thereunder. The Trust will notify the Distributor promptly of any amendment to the Registration Statement or supplement to the Prospectus and any stop order suspending the effectiveness of the Registration Statement.

NINTH:

(A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Funds shall indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus of the Funds, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor.

(B) The Distributor shall indemnify the Funds against any and all claims, demands, liabilities and expenses which the Fund may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus of the Funds, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor. The Distributor shall indemnify the Fund and the Shares against any and all claims, demands, liabilities and expenses which the Fund or the Shares may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Fund in its Prospectus or in this Agreement.

(C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the transfer agent(s) of the Funds, or for any failure of any such transfer agent to perform its duties.

TENTH: Nothing herein contained shall require the Trust to take any action contrary to any provision of this Agreement and its Declaration of Trust, as amended, or to any applicable statute or regulation.

ELEVENTH: This Agreement, with respect to each Fund, was initially approved, and is effective, on the date set forth in the attached Schedule A. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until the termination date set forth in the attached Schedule A, and shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually: (i) by a vote of a majority of the Independent Board Members of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Fund, by vote of a majority of the outstanding voting securities of such Fund.

TWELFTH:

(A) This Agreement may be terminated with respect to the Shares of any Fund at any time, without the payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding Shares of such Fund, or by the Distributor, on sixty (60) days’ written notice to the other party; and

(B) This Agreement shall automatically terminate in the event of its assignment, the term “assignment” having the meaning set forth in Section 2(a)(4) of the 1940 Act.

THIRTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, the addresses of each Fund shall be 301 West Roosevelt Road, Wheaton, Illinois 60187 and the Distributor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1143.

FOURTEENTH: Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Fund individually, but are binding only upon the assets and property of the Fund and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

FIFTEENTH: This Agreement shall be deemed to be a contract made in the State of Delaware and governed by, construed in accordance with and enforced pursuant to the internal laws of the State of Delaware without reference to its conflicts of laws rules.

SIXTEENTH: It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the Trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. The Distributor understands that the rights and obligations of each series of shares of the Trust under the Declaration of Trust are separate and distinct from those of any and all other series.

SEVENTEENTH: The Trust expressly acknowledges that the Distributor may utilize its affiliate, Invesco Aim Investment Services, Inc. (“IAIS”), a transfer agent registered with the Commission, as a designee to receive and process orders for Creation Units, which designee is to be considered the Fund’s agent pursuant to the terms of this Agreement. The Distributor shall ensure that IAIS shall comply with all of the duties and responsibilities imposed on the Distributor in this Agreement, to the extent such duties and responsibilities are delegated to IAIS. Notwithstanding the foregoing, the Distributor shall be fully and wholly liable and responsible to the Trust for all actions or omissions on the part of IAIS. The Distributor and IAIS are each duly registered to perform any and all services under this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.

PowerShares Exchange-Traded Fund Trust II on behalf of each Fund listed on Schedule A

By:	/s/ H. Bruce Bond
Name: H. Bruce Bond
Title: Chairman and CEO

Invesco Aim Distributors, Inc.

By:	/s/ John Cooper
Name: John Cooper
Title: President

SCHEDULE A

(as of September 24, 2015)

Portfolio	Initial Board Approval Date	Initial Effective Date	Exchange and Ticker	Termination Date
PowerShares 1-30 Laddered Treasury Portfolio	10/02/07	10/11/07	NYSE Arca, Inc. (PLW)	04/20/16
PowerShares Aggregate Bond Portfolio	10/02/07	[ ]	[ ]	04/20/16
PowerShares Build America Bond Portfolio	09/24/09	11/17/09	NYSE Arca, Inc. (BAB)	04/20/16
PowerShares CEF Income Composite Portfolio	12/17/10	2/19/10	NYSE Arca, Inc. (PCEF)	04/20/16
PowerShares Chinese Yuan Dim Sum Bond Portfolio	09/20/11	09/23/11	NYSE Arca, Inc. (DSUM)	04/20/16
PowerShares Contrarian Opportunities Portfolio	12/17/13	01/15/14	NYSE Arca, Inc. (CNTR)	04/20/16
PowerShares Developed Euro Pacific Currency Hedged Low Volatility Portfolio	03/12/15	[ ]	NYSE Arca, Inc. (FXEP)	04/20/16
PowerShares DWA Developed Markets Momentum Portfolio	10/02/07	12/27/07	NYSE Arca, Inc. (PIZ)	04/20/16
PowerShares DWA Emerging Markets Momentum Portfolio	10/02/07	12/27/07	NYSE Arca, Inc. (PIE)	04/20/16
PowerShares DWA SmallCap Momentum Portfolio	06/26/12	07/19/12	NYSE Arca, Inc. (DWAS)	04/20/16
PowerShares DWA Tactical Sector Rotation Portfolio	09/24/15	[ ]	[ ]	04/20/16
PowerShares Emerging Markets Infrastructure Portfolio	10/02/07	10/15/08	NYSE Arca, Inc. (PXR)	04/20/16
PowerShares Emerging Markets Currency Hedged Low Volatility Portfolio	03/12/15	[ ]	NYSE Arca, Inc. [( )]	04/20/16
PowerShares Europe Currency Hedged Low Volatility Portfolio	03/12/15	05/07/15	NYSE Arca, Inc. (FXEU)	04/20/16
PowerShares Fundamental Emerging Markets Local Debt Portfolio	09/13/12	05/09/13	NYSE Arca, Inc. (PFEM)	04/20/16
PowerShares Emerging Markets Sovereign Debt Portfolio	10/02/07	10/11/07	NYSE Arca, Inc. (PCY)	04/20/16
PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio	04/20/07	06/25/07	NYSE Arca, Inc. (PAF)	04/20/16

Portfolio	Initial Board Approval Date	Initial Effective Date	Exchange and Ticker	Termination Date
PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio	04/20/07	06/25/07	NYSE Arca, Inc. (PXF)	04/20/16
PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio	04/20/07	09/27/07	NYSE Arca, Inc. (PDN)	04/20/16
PowerShares FTSE RAFI Emerging Markets Portfolio	04/20/07	09/27/07	NYSE Arca, Inc. (PXH)	04/20/16
PowerShares FTSE International Low Beta Equal Weight Portfolio	09/24/15	[ ]	[ ]	04/20/16
PowerShares Fundamental High Yield® Corporate Bond Portfolio	10/02/07	11/13/07	NYSE Arca, Inc. (PHB)	04/20/16
PowerShares Fundamental Investment Grade Corporate Bond Portfolio	06/21/11	09/15/11	NYSE Arca, Inc. (PFIG)	04/20/16
PowerShares Global Agriculture Portfolio	06/20/08	09/16/08	The NASDAQ Stock Market LLC (PAGG)	04/20/16
PowerShares Global Clean Energy Portfolio	04/20/07	06/13/07	NYSE Arca, Inc. (PBD)	04/20/16
PowerShares Global Gold and Precious Metals Portfolio	06/20/08	09/16/08	The NASDAQ Stock Market LLC (PSAU)	04/20/16
PowerShares LadderRite 0-5 Year Corporate Bond Portfolio	04/18/13	09/10/14	The NASDAQ Stock Market LLC (LDRI)	04/20/16
PowerShares Global Short Term High Yield Bond Portfolio	04/18/13	06/20/13	NYSE Arca, Inc. (PGHY)	04/20/16
PowerShares Global Water Portfolio	04/20/07	06/13/07	NYSE Arca, Inc. (PIO)	04/20/16
PowerShares California AMT-Free Municipal Bond Portfolio	10/02/07	10/11/07	NYSE Arca, Inc. (PWZ)	04/20/16
PowerShares National AMT-Free Municipal Bond Portfolio	10/02/07	10/11/07	NYSE Arca, Inc. (PZA)	04/20/16
PowerShares New York AMT-Free Municipal Bond Portfolio	10/02/07	10/11/07	NYSE Arca, Inc. (PZT)	04/20/16
PowerShares International BuyBack AchieversTM Portfolio	12/17/13	02/27/14	The NASDAQ Stock Market LLC (IPKW)	04/20/16
PowerShares International Corporate Bond Portfolio	04/15/10	06/03/10	NYSE Arca, Inc. (PICB)	04/20/16
PowerShares Japan Currency Hedged Low Volatility Portfolio	03/12/15	[ ]	NYSE Arca, Inc. (FXJP)	04/20/16
PowerShares KBW Bank Portfolio	09/20/11	11/01/11	NYSE Arca, Inc. (KBWB)	04/20/16

Portfolio	Initial Board Approval Date	Initial Effective Date	Exchange and Ticker	Termination Date
PowerShares KBW Capital Markets Portfolio	09/20/11	11/01/11	NYSE Arca, Inc. (KBWC)	04/20/16
PowerShares KBW High Dividend Yield Financial Portfolio	09/23/10	11/17/10	NYSE Arca, Inc. (KBWD)	04/20/16
PowerShares KBW Insurance Portfolio	09/20/11	11/01/11	NYSE Arca, Inc. (KBWI)	04/20/16
PowerShares KBW Premium Yield Equity REIT Portfolio	09/23/10	11/17/10	NYSE Arca, Inc. (KBWY)	04/20/16
PowerShares KBW Property & Casualty Insurance Portfolio	09/23/10	11/17/10	NYSE Arca, Inc. (KBWP)	04/20/16
PowerShares KBW Regional Banking Portfolio	09/20/11	11/01/11	NYSE Arca, Inc. (KBWR)	04/20/16
PowerShares Preferred Portfolio	10/02/07	01/28/08	NYSE Arca, Inc. (PGX)	04/20/16
PowerShares Russell 1000 Equal Weight Portfolio	12/18/14	12/19/14	NYSE Arca, Inc. (EQAL)	04/20/16
PowerShares Russell 1000 Low Beta Equal Weight Portfolio	09/24/15	[ ]	[ ]	04/20/16
PowerShares S&P 500 ex-Rate Sensitive Low Volatility Portfolio	03/12/15	04/09/15	NYSE Arca, Inc. (XRLV)	04/20/16
PowerShares S&P 500® High Beta Portfolio	12/16/10	05/05/11	NYSE Arca, Inc. (SPHB)	04/20/16
PowerShares S&P 500 High Dividend Portfolio	09/13/12	10/17/12	NYSE Arca, Inc. (SPHD)	04/20/16
PowerShares S&P 500® High Momentum Portfolio	12/16/10	[ ]	[ ]	04/20/16
PowerShares S&P 500® Low Volatility Portfolio	12/16/10	05/05/11	NYSE Arca, Inc. (SPLV)	04/20/16
PowerShares S&P 500 Momentum Portfolio	06/23/15	[ ]	NYSE Arca, Inc. (SPMO)	04/20/16
PowerShares S&P 500 Quality Portfolio	06/23/15	[ ]	NYSE Arca, Inc. [( )]	04/20/16
PowerShares S&P 500 Value Portfolio	06/23/15	[ ]	NYSE Arca, Inc. (SPVU)	04/20/16
PowerShares S&P® Emerging Markets High Beta Portfolio	12/13/11	02/06/12	NYSE Arca, Inc. (EEHB)	04/20/16
PowerShares S&P® Emerging Markets Low Volatility Portfolio	12/13/11	01/13/12	NYSE Arca, Inc. (EELV)	04/20/16

Portfolio	Initial Board Approval Date	Initial Effective Date	Exchange and Ticker	Termination Date
PowerShares S&P® International Developed High Beta Portfolio	12/13/11	02/06/12	NYSE Arca, Inc. (IDHB)	04/20/16
PowerShares S&P® International Developed High Quality Portfolio	04/20/07	06/13/07	NYSE Arca, Inc. (IDHQ)	04/20/16
PowerShares S&P® International Developed Low Volatility Portfolio	12/13/11	01/13/12	NYSE Arca, Inc. (IDLV)	04/20/16
PowerShares S&P MidCap Low Volatility Portfolio	12/16/10	12/15/13	NYSE Arca, Inc. (XMLV)	04/20/16
PowerShares S&P® SmallCap Consumer Discretionary Portfolio	03/23/10	04/07/10	The NASDAQ Stock Market LLC. (PSCD)	04/20/16
PowerShares S&P® SmallCap Consumer Staples Portfolio	03/23/10	04/07/10	The NASDAQ Stock Market LLC. (PSCC)	04/20/16
PowerShares S&P® SmallCap Energy Portfolio	03/23/10	04/07/10	The NASDAQ Stock Market LLC (PSCE)	04/20/16
PowerShares S&P® SmallCap Financials Portfolio	03/23/10	04/07/10	The NASDAQ Stock Market LLC (PSCF)	04/20/16
PowerShares S&P® SmallCap Health Care Portfolio	03/23/10	04/07/10	The NASDAQ Stock Market LLC (PSCH)	04/20/16
PowerShares S&P® SmallCap Industrials Portfolio	03/23/10	04/07/10	The NASDAQ Stock Market LLC (PSCI)	04/20/16
PowerShares S&P® SmallCap Information Technology Portfolio	03/23/10	04/07/10	The NASDAQ Stock Market LLC (PSCT)	04/20/16
PowerShares S&P SmallCap Low Volatility Portfolio	12/16/10	12/15/13	NYSE Arca, Inc. (XSLV)	04/20/16
PowerShares S&P® SmallCap Materials Portfolio	03/23/10	04/07/10	The NASDAQ Stock Market LLC (PSCM)	04/20/16
PowerShares S&P® SmallCap Utilities Portfolio	03/23/10	04/07/10	The NASDAQ Stock Market LLC (PSCU)	04/20/16
PowerShares Senior Loan Portfolio	01/18/11	03/03/11	NYSE Arca, Inc. (BKLN)	04/20/16
PowerShares VRDO Tax-Free Weekly Portfolio	10/02/07	11/14/07	NYSE Arca, Inc. (PVI)	04/20/16
PowerShares Variable Rate Preferred Portfolio	03/04/14	05/01/14	NYSE Arca, Inc. (VRP)	04/20/16

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/s/ Andrew Schlossberg
	Name:	Andrew Schlossberg
	Title	President

INVESCO DISTRIBUTORS, INC.

By:	/s/ Brian C. Thorp
	Name:	Brian C. Thorp
	Title:	Vice President